EXHIBIT 32

                            CERTIFICATION PURSUANT TO
                 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the quarterly report of Digital Power Corporation (the "Company") on Form 10-QSB for the period ending June 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Jonathan Wax, Chief Executive Officer and Leo Yen, Chief Financial Officer, of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge and belief:

         (1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Dated: 11/15/2005                                 /s/ Jonathan Wax
                                                  ------------------------------
                                                  Jonathan Wax,
                                                  Chief Executive Officer
                                                  (Principal Executive Officer)


Dated: 11/15/2005                                 /s/ Leo Yen
                                                  ------------------------------
                                                  Leo Yen
                                                  Chief Financial Officer
                                                  (Principal Financial and
                                                  Accounting Officer)